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                                                                  Exhibit 99.B10

                           SULLIVAN & WORCESTER LLP
                            ONE POST OFFICE SQUARE
                          BOSTON, MASSACHUSETTS 02102
                                (617) 338-2800
                             FAX NO. 617-338-2880


                                                       Boston
                                                       August 22, 1997

Prudential Investments Fund
  Management LLC
Gateway Center Three
100 Mulberry Street, 9th floor
Newark, New Jersey  07102-4077

Re:  The BlackRock Government Income Trust
     Post-Effective Amendments to Registration Statement

Ladies and Gentlemen:

     You have requested our opinion as to certain matters of Massachusetts law relating to the organization and shares of The BlackRock Government Income Trust (originally named "BFM Government Securities Trust"), a Massachusetts trust with transferable shares (the "TRUST"), established pursuant to a Declaration of Trust dated June 13, 1991, and filed on that date (the "ORIGINAL DECLARATION"), as amended by amendments filed July 17, 1991 and August 24, 1992, and supplemented by an Amended and Restated Certificate of Designation filed November 1, 1994 (the Original Declaration, as so amended and supplemented, the "DECLARATION"), in connection with the Trust's filing with the Securities and Exchange Commission (the "SEC") of Post-Effective Amendment No. 8 to its Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), Registration No. 33-41224, and Post-Effective Amendment No. 10 to its Registration Statement under the Investment Company Act of 1940, as amended, Registration No. 811-6334 (collectively, the "AMENDMENT").

     We have acted as Massachusetts counsel to the Trust in connection


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with the execution and delivery of the Original Declaration and the amendments and supplements thereto, and we have reviewed the actions taken by the Trustees of the Trust to organize the Trust and to authorize the issuance and sale of the shares of beneficial interest, one cent ($.01) per share par value, authorized by the Declaration (the "SHARES"). In this connection we have examined the Original Declaration and the amendments and supplements thereto, the By-laws of the Trust, the prospectus (the "PROSPECTUS") and Statement of Additional Information (the "SAI") included in the Amendment, substantially in the form in which they are about to be filed with the SEC, certificates of officers of the Trust and of public officials as to matters of fact, and such other documents and instruments, certified or otherwise identified to our satisfaction, and such questions of law and fact, as we have considered necessary or appropriate for purposes of rendering the opinions expressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us as originals, and the conformity to the originals of documents submitted to us as copies, which facts we have not independently verified.

     Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under the laws of Massachusetts:

     1. The Trust has been duly organized and is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

     2. The Trust is authorized to issue an unlimited number of Shares; the Shares to be registered pursuant to the Amendment have been duly and validly authorized by all requisite action of the Trustees of the Trust, and no action of the shareholders of the Trust is required in such connection.

     3. The Shares to be so registered, when duly sold, issued and paid for as contemplated by the Prospectus and the SAI, will be validly and legally issued, fully paid and nonassess-


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          able by the Trust.

     With respect to the opinion stated in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

     This letter expresses our opinions as to the provisions of the Declaration and the laws of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

     We hereby consent to the reference to us in the Prospectus, and to the filing of this letter with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

                                   Very truly yours,

                                   /s/ Sullivan & Worcester LLP

                                   SULLIVAN & WORCESTER  LLP